Exhibit 10.6

Del Monte Corporation

Del Monte Foods Company

and the Subsidiary Guarantors named on Schedule B hereto

$450,000,000

7 1/2% Senior Subordinated Notes due 2019

PURCHASE AGREEMENT

dated September 17, 2009

Banc of America Securities LLC

Barclays Capital Inc.

As Representatives of the Several Initial Purchasers

PURCHASE AGREEMENT

September 17, 2009

BANC OF AMERICA SECURITIES LLC

One Bryant Park

New York, New York 10036

BARCLAYS CAPITAL INC.

745 Seventh Avenue

New York, New York 10019

As Representatives of the several Initial Purchasers

Ladies and Gentlemen:

Introductory. Del Monte Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Initial Purchasers named in Schedule A (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A of the $450,000,000 aggregate principal amount of the Company’s 7 1/2% Senior Subordinated Notes due 2019 (the “Notes”). Banc of America Securities LLC and Barclays Capital Inc. have agreed to act as the representatives of the several Initial Purchasers (the “Representatives”) in connection with the offering and sale of the Notes.

The Securities (as defined below) will be issued pursuant to an indenture, to be dated as of October 1, 2009 (the “Indenture”), among the Company, Del Monte Foods Company, a Delaware Corporation (“Holdings”), the Subsidiary Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a blanket letter of representations, dated February 3, 2005 (the “DTC Agreement”), between the Company and the Depositary.

The holders of the Notes will be entitled to the benefits of a registration rights agreement, to be dated as of October 1, 2009 (the “Registration Rights Agreement”), among the Company, Holdings, the Subsidiary Guarantors and the Representatives, on behalf of the several Initial Purchasers, pursuant to which the Company, Holdings and the Subsidiary Guarantors may be required to file with the Commission (as defined below), under the circumstances set forth therein, (i) a registration statement under the Securities Act (as defined below) relating to another series of debt securities of the Company with terms substantially identical to the Notes (the “Exchange Notes”) to be offered in exchange for the Notes (the “Exchange Offer”) and (ii) in certain circumstances, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes, and in each case, to cause such registration statements to be declared effective as promptly as reasonably practicable. All references herein to the Exchange Notes and the Exchange Offer are only applicable if the Company and the Guarantors are in fact required to consummate the Exchange Offer pursuant to the terms of the Registration Rights Agreement.

The payment of principal of, premium and interest on the Notes and the Exchange Notes will be fully and unconditionally guaranteed, jointly and severally, on a subordinated basis by Holdings and on a senior subordinated basis by (i) the subsidiaries of the Company listed in Schedule B hereto (the “Subsidiary Guarantors”) and (ii) any subsidiary of the Company formed or acquired after the Closing Date (as defined in Section 2 hereof) that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities”; and the Exchange Notes and the Guarantees attached thereto are herein collectively referred to as the “Exchange Securities.”

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made is referred to as the “Time of Sale”). The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

The Company has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated September 17, 2009 (the “Preliminary Offering Memorandum”), and has prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated September 17, 2009 (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after this Agreement is executed and delivered, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).

All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Final Offering Memorandum.

The Company hereby confirms its agreements with the Initial Purchasers as follows:

SECTION 1. Representations and Warranties. Each of the Company and Holdings, jointly and severally, hereby represents, warrants and covenants to each Initial Purchaser that, as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):

(a)(i) The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the Exchange Act and (ii) neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representatives expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities (as determined by the Representatives, which agree to promptly inform the Company thereof), any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package and the Final Offering Memorandum.

(b) The Company has not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) and (ii) below) a “Company Additional Written Communication”) other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum, and (iii) any electronic road show or other written communications, in each case used in accordance with Section 3(a). Each such Company Additional Written Communication, when taken together with the Pricing Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representatives expressly for use in any Company Additional Written Communication.

(c) Each of the Company and Holdings has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect or a prospective material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of Holdings, the Company and each of their direct and indirect subsidiaries, taken together as a whole (a “Material Adverse Effect”). As of the date hereof, Holdings does not have any direct subsidiaries other than the Company, and on the Closing Date, Holdings will not have any direct subsidiaries other than the Company.

(d) Each Subsidiary Guarantor has been duly formed, is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its formation, has the limited liability company power and authority to own its property and to conduct its business as described in the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by Holdings and all of the membership interests of each Subsidiary Guarantor are owned directly by the Company, in each case, free and clear of all liens, encumbrances, equities or claims, except to the extent that the shares of capital stock of the Company and the membership interests of each Subsidiary Guarantor secure or will secure obligations under the Company’s Credit Agreement (as defined in the Indenture). None of the Company’s subsidiaries is a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X.

(e) This Agreement has been duly authorized, executed and delivered by the Company and Holdings.

(f) The Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture. The Exchange Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and the Exchange Offer, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture.

(g) On or prior to the Closing Date, the Guarantees by Holdings and the Subsidiary Guarantors will be duly authorized and, when the Securities, including such Guarantees, have been executed and assuming the Notes have been authenticated, all in accordance with the provisions of the Indenture, and the Securities have been delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Guarantees by Holdings and the Subsidiary Guarantors will be valid and binding obligations of Holdings and each Subsidiary Guarantor, as the case may be, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture.

(h) On or prior to the Closing Date, (i) the Indenture will be duly authorized, executed and delivered by, and will be a valid and binding agreement of, the Company, Holdings and each Subsidiary Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity; and (ii) the Registration Rights Agreement will be duly authorized, executed and delivered by, and will be a valid and binding agreement of, the Company, Holdings and each Subsidiary Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited by applicable law.

(i) The execution and delivery by the Company, Holdings and each Subsidiary Guarantor of, and the performance by the Company, Holdings and each Subsidiary Guarantor of its respective obligations under, this Agreement, the Indenture, the Registration Rights Agreement and the Securities (collectively, the “Transaction Documents”) to which it is a party will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company, Holdings or such Subsidiary Guarantor, as the case may be, or any agreement or other instrument binding upon the Company, Holdings or any of the Subsidiary Guarantors, the contravention of which agreement or instrument would be expected to have a Material Adverse Effect, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Holdings, the Company or any of the Subsidiary Guarantors, as the case may be, the contravention of which judgment, order or decree would be expected to have a Material Adverse Effect, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company, Holdings or such Subsidiary Guarantor of its respective obligations under the Transaction Documents to which it is a party, except (A) as already have been obtained and (B) such as may be required by the securities or Blue Sky laws of the various states or other foreign jurisdictions in connection with the offer and sale of the Securities or (C) such as may be required under the Securities Act in connection with the performance by the Company and the Guarantors of their obligations under the Registration Rights Agreement.

(j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of Holdings, the Company and the Subsidiary Guarantors, taken together as a whole, from that set forth in the Offering Memorandum.

(k) There are no legal or governmental proceedings pending or, to the knowledge of the Company and Holdings, threatened to which Holdings, the Company or any of the Subsidiary Guarantors is a party or to which any of the properties of Holdings, the Company or any of the Subsidiary Guarantors is subject, other than proceedings described in the Offering Memorandum or any proceedings that would not have (i) a Material Adverse Effect or (ii) a material adverse effect on the power or ability of the Company, Holdings and each Subsidiary Guarantor to perform its respective obligations under the Transaction Documents to which it is a party or to consummate the transactions contemplated by the Offering Memorandum.

(l) The Company, Holdings and the Subsidiary Guarantors (i) are in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect or as described in the Offering Memorandum.

(m) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect, except as described in the Offering Memorandum.

(n) The Company, Holdings and the Subsidiary Guarantors are in compliance with all laws, ordinances or regulations of any governmental authority applicable to any of them or their respective operations, including the Sarbanes-Oxley Act of 2002, except where such noncompliance would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or as described in the Offering Memorandum.

(o) None of Holdings, the Company or any Subsidiary Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum, none of Holdings, the Company or any Subsidiary Guarantor will be required to register as, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p) None of the Company, Holdings, the Subsidiary Guarantors or their respective affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) has directly, or through any agent (assuming the accuracy of the Initial Purchasers’ representations, warranties and covenants in Section 7(a) hereof), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) that is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(q) None of the Company, Holdings, the Subsidiary Guarantors or their respective Affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and the Company, Holdings, the Subsidiary Guarantors and their respective Affiliates and, to the knowledge of Holdings and the Company, any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S.

(r) Assuming the accuracy of the representations and warranties and the performance of the agreements of the Initial Purchasers contained in this Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(s) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

(t) Subsequent to the respective dates as of which information is given in the Offering Memorandum, (1) none of Holdings, the Company nor any of the Subsidiary Guarantors has incurred any liability or obligation, direct or contingent, or entered into any transaction not in the ordinary course of business, in either case that is material to Holdings, the Company and their direct and indirect subsidiaries, taken together as a whole; (2) neither the Company nor Holdings has purchased any of its outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (3) there has not been any material change in the amount of capital stock, short-term debt or long-term debt of Holdings, the Company or the Subsidiary Guarantors, except in each case as described in the Offering Memorandum.

(u) None of the Company, Holdings or any of the Subsidiary Guarantors is a party to or bound by any non-competition agreement or any other agreement or obligation that materially limits or will materially limit the Company, Holdings or any of the Subsidiary Guarantors from engaging in their respective businesses, except as would not reasonably be expected to have a Material Adverse Effect or as described in the Offering Memorandum.

(v) Holdings, the Company and the Subsidiary Guarantors have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them that is material to the business of Holdings, the Company and the Subsidiary Guarantors, taken together as a whole, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Offering Memorandum or such as do not materially affect the value of such property and do not materially interfere with the use made and currently proposed to be made of such property by Holdings, the Company and the Subsidiary Guarantors. Any real property and buildings held under lease by Holdings, the Company or the Subsidiary Guarantors are held by them under valid, subsisting and enforceable leases, except as are not material and do not interfere with the use made and currently proposed to be made of such property and buildings by Holdings, the Company or the Subsidiary Guarantors and except as described in the Offering Memorandum.

(w) Except as described in the Offering Memorandum, Holdings, the Company and the Subsidiary Guarantors own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them. None of Holdings, the Company or any of the Subsidiary Guarantors has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, except as described in the Offering Memorandum.

(x) No labor dispute with the employees of Holdings, the Company or any of the Subsidiary Guarantors exists that is material to Holdings, the Company and their direct and indirect subsidiaries, taken together as a whole, except as described in the Offering Memorandum, or, to the knowledge of Holdings, the Company or any of the Subsidiary Guarantors, is imminent. None of Holdings, the Company or any of the Subsidiary Guarantors is aware of any existing, threatened or imminent labor disturbance by the employees of any of its or their principal suppliers, manufacturers or contractors that would result in a Material Adverse Effect.

(y) Holdings, the Company and each of the Subsidiary Guarantors are insured by insurers believed by Holdings and the Company to be of recognized financial responsibility against such losses and risks and in such amounts as are believed to be reasonable for the businesses in which they are engaged; none of Holdings, the Company or any of the Subsidiary Guarantors has been refused any insurance coverage sought or applied for; and none of Holdings, the Company or any of the Subsidiary Guarantors has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain substantially similar coverage from substantially similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except in each case as described in the Offering Memorandum.

(z) Holdings, the Company and the Subsidiary Guarantors possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign authorities necessary to conduct their respective businesses, except to the extent that the failure to possess such certificates, authorizations or permits would not have a Material Adverse Effect. None of Holdings, the Company or any of the Subsidiary Guarantors has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Offering Memorandum.

(aa) Holdings, the Company and each of the Subsidiary Guarantors maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) The Company maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act) that are designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding disclosure.

(cc) The financial statements, together with the related notes, included in the Offering Memorandum present fairly the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be stated in the related notes thereto. Except as set forth in the Offering Memorandum, the financial data set forth in the Offering Memorandum under the caption “Offering Memorandum Summary – Summary Historical Financial Data” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Offering Memorandum.

SECTION 2. Purchase, Sale and Delivery of the Securities.

(a) The Securities. Each of the Company and the Guarantors agrees to issue and sell to the Initial Purchasers, severally and not jointly, all of the Securities, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company and the Guarantors the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of 96.272% of the principal amount thereof payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms, subject to the conditions thereto, herein set forth.

(b) The Closing Date. Delivery of one or more global notes representing the Notes (the “Global Notes”) in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Shearman & Sterling LLP (or such other place as may be agreed to by the Company and the Representatives) at 10:00 a.m. New York City time, on October 1, 2009, or such other time and date, not later than three business days thereafter, as the Representatives and the Company shall agree in writing (the time and date of such closing are called the “Closing Date”). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 17 hereof.

(c) Delivery of the Securities. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Initial Purchasers the Global Notes at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Global Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in San Francisco, California, as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

SECTION 3. Additional Covenants. Each of the Company and the Guarantors further covenants and agrees with each Initial Purchaser as follows:

(a) Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements and Company Additional Written Communications. As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Company will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement. The Company will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement. The Company will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Representatives shall previously have been furnished a copy of the proposed amendment or supplement prior to the proposed use, and shall not have objected to such amendment or supplement. Before making, preparing, using, authorizing, approving or distributing any Company Additional Written Communication, the Company will furnish to the Representatives a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which the Representatives reasonably object.

(b) Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters. If, prior to the later of (x) the Closing Date and (y) the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the reasonable judgment of the Representatives or counsel for the Representatives it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Company agrees to promptly prepare (subject to Section 3 hereof) and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of Securities, be misleading.

The Company hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, amendment or supplement referred to in this Section 3.

(c) Copies of the Offering Memorandum. The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall reasonably request.

(d) Blue Sky Compliance. Each of the Company and the Guarantors shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. None of the Company or any of the Guarantors shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Company and the Guarantors shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package and the Final Offering Memorandum.

(f) Additional Issuer Information. Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, Holdings or the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13 or 15 of the Exchange Act. Additionally, while any of the Securities are “restricted securities” within the meaning of Rule 144 under the Securities Act, at any time when both Holdings and the Company are not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Securities, Holdings or the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information satisfying the requirements of Rule 144A(d)(4) under the Securities Act.

(g) No Integration. None of the Company, any Guarantor or any of their respective Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

(h) No Restricted Resales. During the period of one year after the Closing Date, the Company and Holdings will not, and will not permit any of its respective Affiliates to resell any of the Securities which constitute “restricted securities” under Rule 144 under the Securities Act that have been reacquired by any of them.

(i) No General Solicitation. None of the Company, any Guarantor or any of their respective Affiliates will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(j) No Directed Selling Efforts. None of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Company and its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions requirement of Regulation S.

(k) Legended Securities. Each Global Note will bear the legend contained in “Notice to Investors” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.

(l) PORTAL. If requested by you, to use its reasonable best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the Financial Industry Regulatory Authority, Inc. (“FINRA”), relating to trading in the PORTAL Market.

(m) Regulation M. None of the Company, any Guarantor or any of their respective Affiliates will take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

The Representatives, on behalf of the several Initial Purchasers, may, in their sole discretion, waive in writing the performance by the Company or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. Each of the Company and the Guarantors agrees to pay or cause to be paid all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Company’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, and the Securities, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States or the provinces of Canada (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Final Offering Memorandum), (vi) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies and any listing of the Securities with the PORTAL Market, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by FINRA, if any, of the terms of the sale of the Securities or the Exchange Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel)

of the Company and the Guarantors in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement and (x) all expenses incident to the “road show” for the offering of the Securities, including the cost of any chartered airplane or other transportation. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel, transfer taxes payable on resales of any of the Securities by them and any advertising expenses connected with any offers they may make.

SECTION 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the following conditions (any of which may be waived by the Initial Purchasers in writing):

(a) Accountants’ Comfort Letter. The Representatives, on behalf of the several Initial Purchasers, shall have received on each of (i) the date not later than the Time of Sale and (ii) the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representatives, on behalf of the several Initial Purchasers, from KPMG LLP, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and Holdings contained in or incorporated by reference into the Final Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(b) No Material Adverse Change or Ratings Agency Change. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company and Holdings, taken individually or taken together, or any of the Company’s or Holdings’ securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of Holdings, the Company and the Subsidiary Guarantors, taken together as a whole, from that set forth in the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Securities on the terms and in the manner contemplated in the Final Offering Memorandum.

(c) Opinion of Counsel for the Company. The Representatives, on behalf of the several Initial Purchasers, shall have received on the Closing Date an opinion letter and a negative assurance letter of Gibson, Dunn & Crutcher LLP, outside counsel for the Company and Holdings, dated the Closing Date, to the effect set forth in Exhibit A. Such letters shall be rendered to the Representatives, on behalf of the several Initial Purchasers, at the request of the Company and shall so state therein.

(d) Opinion of General Counsel of Holdings. The Representatives, on behalf of the several Initial Purchasers, shall have received on the Closing Date an opinion of James Potter, General Counsel of Holdings, dated the Closing Date, to the effect set forth in Exhibit B. Such opinion shall be rendered to the Representatives, on behalf of the several Initial Purchasers, at the request of Holdings and shall so state therein.

(e) Opinion of Counsel for the Initial Purchasers. The Representatives, on behalf of the Initial Purchasers, shall have received on the Closing Date an opinion of Shearman & Sterling LLP, counsel for the Initial Purchasers, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, on behalf of the several Initial Purchasers.

(f) Officers’ Certificate. The Representatives, on behalf of the several Initial Purchasers, shall have received on the Closing Date a certificate, dated the Closing Date and signed by either two executive officers or an executive officer and an assistant treasurer of each of the Company and Holdings, to the effect set forth in Section 5(b)(i) and to the effect that the representations and warranties of the Company and Holdings contained in this Agreement are true and correct as of the Closing Date and that the Company and Holdings have complied in all material respects with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date. The officers signing and delivering such certificate may rely upon the best of their knowledge as to proceedings threatened.

(g) No Event of Default. The issuance of the Securities will not cause a default or event of default under the Credit Agreement (as defined in the Indenture).

(h) Indenture. Concurrently with the Closing Date, the Company and the Guarantors shall have executed and delivered the Indenture to the Trustee.

(i) Registration Rights Agreement. The Representatives, on behalf of the several Initial Purchasers, shall have received signed counterparts of the Registration Rights Agreement.

(j) Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5 hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Initial Purchasers, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Offering of Securities; Restrictions on Transfer.

(a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”). Each Initial Purchaser, severally and not jointly, agrees with the Company and the Guarantors that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs and (B) in the case of offers outside the United States, to persons other than U.S. persons (“foreign purchasers,” which term shall include dealers or other professional fiduciaries organized in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Offering Memorandum under the caption “Notice to Investors.” As used in this Section 7(a), the terms “United States” and “U.S. person” have the meanings set forth in Regulation S under the Securities Act.

(b) Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

(i) such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by Holdings or the Company that would permit a public offering of the Securities, or possession or distribution of the Preliminary Offering Memorandum or the Final Offering Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

(ii) such Initial Purchaser will comply with all applicable laws and regulations related to the distribution of the Securities or the actions of such Initial Purchaser on behalf of the Company in connection with the offering of the Securities contemplated by this Agreement in each jurisdiction where it acquires, offers, sells or delivers Securities or distributes the Preliminary Offering Memorandum or the Final Offering Memorandum;

(iii) the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

(iv) such Initial Purchaser has offered the Securities and will offer and sell the Securities (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

(v) such Initial Purchaser has (A) not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended, (B) complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (C) only communicated or caused to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company;

(vi) such Initial Purchaser understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and

(vii) such Initial Purchaser agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

Except when the context otherwise requires, terms used in this Section 7(b) have the meanings given to them by Regulation S.

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, including the procedures set forth in this Section 7, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any subsequent resale or transfer of any Security by such Subsequent Purchaser.

SECTION 8. Indemnification.

(a) Indemnification of the Initial Purchasers. Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Information or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Initial Purchaser and each such director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Initial Purchaser or such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Information or the Final Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and each Guarantor, each of their respective directors, officers and employees, and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, the Guarantors or any such director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Information or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Information or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, the Guarantors and each such director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, the Guarantors or such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Guarantors hereby acknowledges that the only information that the Representatives have furnished to the Company expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Information or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the eleventh paragraph under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum relating to stabilization transactions. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be inappropriate due to actual of potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), approved by the indemnifying party (the Representatives in the case of Sections 8(b) and 9 hereof), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director, officer and employee of the Company or the Guarantors, and each person, if any, who controls the Company or the Guarantors with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Guarantors.

SECTION 10. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or materially limited by the Commission or by the New York Stock Exchange (the “NYSE”), or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any federal or New York authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions; in any case, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the offering sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities. Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Company or the Guarantors to any Initial Purchaser, except that the Company and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to the Company or the Guarantors, or (iii) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors, their respective officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Company, any Guarantor or any of their partners, officers, employees or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

Banc of America Securities LLC

One Bryant Park

New York, New York 10036

Facsimile: (212) 847-6441

Attention: High Yield Capital Markets

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Facsimile: (646) 834-8133

Attention: Syndicate Registration

with a copy to:

Shearman & Sterling LLP

525 Market Street

San Francisco, CA 94105

Facsimile: 415-616-1199

Attention: John D. Wilson

If to the Company or Holdings:

Del Monte Foods Company

One Market @ The Landmark

San Francisco, CA 94105

Facsimile: 415-247-3263

Attention: James Potter

with a copy to:

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, CA 90071

Facsimile: 213-229-6582

Attention: Linda Curtis

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 17 hereof, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser of other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14. Authority of the Representatives. Any action by the Initial Purchasers hereunder may be taken by the Representatives on behalf of the Initial Purchasers, and any such action taken by the Representatives shall be binding upon the Initial Purchasers.

SECTION 15. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16. Governing Law Provisions.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

(b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 17. Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 17. Any action taken under this Section 17 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 18. No Advisory or Fiduciary Responsibility. Each of the Company and the Guarantors acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Initial Purchasers, on the other hand, and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, Guarantors or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company or Guarantors on other matters) or any other obligation to the Company and the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors and that the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the several Initial Purchasers, or any of them, with respect to the subject matter hereof. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Guarantors may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

SECTION 19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

DEL MONTE CORPORATION

By:	/s/ Richard L. French
Name:	Richard L. French
Title:	Senior Vice President, Treasurer, Chief Accounting Officer and Controller

DEL MONTE FOODS COMPANY

By:	/s/ Richard L. French
Name:	Richard L. French
Title:	Senior Vice President, Treasurer, Chief Accounting Officer and Controller

THE MEOW MIX COMPANY, LLC

By: Del Monte Corporation, its Sole Member

By:	/s/ Richard L. French
Name:	Richard L. French
Title:	Senior Vice President, Treasurer, Chief Accounting Officer and Controller

MEOW MIX DECATUR PRODUCTION I LLC

By: Del Monte Corporation, its Sole Member

By:	/s/ Richard L. French
Name:	Richard L. French
Title:	Senior Vice President, Treasurer, Chief Accounting Officer and Controller

[Signature Page to Purchase Agreement]

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

BANC OF AMERICA SECURITIES LLC BARCLAYS CAPITAL INC.

Acting on behalf of themselves and as the Representatives of the several Initial Purchasers

By: BANC OF AMERICA SECURITIES LLC

By:	/s/ Stephen Jaeger
Name:	Stephen Jaeger
Title:	Managing Director

By: BARCLAYS CAPITAL INC.

By:	/s/ Benjamin Burton
Name:	Benjamin Burton
Title:	Director

[Signature Page to Purchase Agreement]

SCHEDULE A

Initial Purchasers	Aggregate Principal Amount of Securities to be Purchased
Banc of America Securities LLC	$180,000,000
Barclays Capital Inc.	67,500,000
Goldman, Sachs & Co.	33,750,000
Morgan Stanley & Co. Incorporated	33,750,000
BMO Capital Markets Corp.	22,500,000
Credit Suisse Securities (USA) LLC	22,500,000
Deutsche Bank Securities Inc.	22,500,000
Rabo Securities USA, Inc.	22,500,000
SunTrust Capital Markets, Inc.	22,500,000
U.S. Bancorp Investments, Inc.	22,500,000
Total	$450,000,000

SCHEDULE B

SUBSIDIARY GUARANTORS

The Meow Mix Company, LLC

Meow Mix Decatur Production I LLC

EXHIBIT A

OPINION OF OUTSIDE COUNSEL FOR THE COMPANY AND HOLDINGS

The opinion of the outside counsel for the Company and Holdings, to be delivered pursuant to Section 5(c) of the Purchase Agreement, shall be to the effect that:

1. Each of the Company and Holdings is a validly existing corporation in good standing under the laws of the State of Delaware. Each of the Company and Holdings has the requisite corporate power and authority to own its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Offering Memorandum.

2. Each Subsidiary Guarantor is a validly existing limited liability company in good standing under the laws of the State of Delaware.

3. The execution, delivery and performance of the Purchase Agreement by the Company, Holdings and the Subsidiary Guarantors have been duly authorized by all necessary corporate or limited liability company action. The Purchase Agreement has been duly executed and delivered by the Company, Holdings and the Subsidiary Guarantors.

4. The execution, delivery and performance of the Indenture have been duly authorized by all necessary corporate or limited liability company action on the part of the Company, Holdings and the Subsidiary Guarantors. The Indenture has been duly executed and delivered by the Company, Holdings and the Subsidiary Guarantors and constitutes a legal, valid and binding obligation of each of the Company, Holdings and the Subsidiary Guarantors, enforceable against the Company, Holdings and the Subsidiary Guarantors in accordance with its terms.

5. The execution, delivery and performance of the Registration Rights Agreement by the Company, Holdings and the Subsidiary Guarantors have been duly authorized by all necessary corporate or limited liability company action. The Registration Rights Agreement has been duly executed and delivered by the Company, Holdings and the Subsidiary Guarantors and constitutes a legal, valid and binding obligation of each of the Company, Holdings and the Subsidiary Guarantors, enforceable against the Company, Holdings and the Subsidiary Guarantors in accordance with its terms.

6. The execution, delivery and performance of the Securities have been duly authorized by all necessary corporate action on the part of the Company. The Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. The execution, delivery and performance of the Guarantees by Holdings and the Subsidiary Guarantors have been duly authorized by all necessary corporate or limited liability company action. When the Securities and the Guarantees endorsed thereon have been duly executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, the Guarantees of Holdings and each Subsidiary Guarantor will be legal, valid and binding obligations of Holdings and each Subsidiary Guarantor, enforceable against Holdings and the Subsidiary Guarantors in accordance with their terms.

Exhibit A-1

8. The execution, delivery and performance by the Company, Holdings and the Subsidiary Guarantors of the Purchase Agreement, the Indenture and the Registration Rights Agreement, by the Company of the Securities and by Holdings and the Subsidiary Guarantors of their respective Guarantees: (i) do not and will not violate the certificate of incorporation or bylaws of the Company or Holdings or the certificate of formation or operating agreement of any of the Subsidiary Guarantors; (ii) do not and will not breach or constitute a default under (or result in an event which with the notice or lapse of time or both would become a default under) the terms of (a) any agreement that is identified to us in a certificate (attached hereto) by the Company listing all agreements, the breach, default under or violation of which would have a material adverse effect on the Company, Holdings and their respective subsidiaries taken as a whole; or (b) any order, judgment or decree of any court or other agency of government identified to us in a certificate (attached hereto) of the Company, Holdings and the Subsidiary Guarantors as constituting all orders, judgments or decrees binding on the Company, Holdings or any of the Subsidiary Guarantors, the breach or violation of which would have a material adverse effect on the Company, Holdings and their respective subsidiaries taken as a whole, in either case based solely on our review of such agreements, orders, judgments or decrees; and (iii) do not and will not violate, or require any filing with or approval by any governmental authority or regulatory body of the State of New York or the United States under, any law, rule or regulation currently in effect of the State of New York or the United States of America applicable to the Company, Holdings or any of the Subsidiary Guarantors that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Purchase Agreement, or, with respect to the Company and Holdings, the Delaware General Corporation Law, except for any such filings or approvals as have already been made or obtained or that, if not made or obtained, would not have a material adverse effect on the Company, Holdings and their respective subsidiaries taken as a whole; provided that we express no opinion regarding federal or state securities or Blue Sky laws.

9. It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of the Securities by the Initial Purchasers in accordance with Section 7 of the Purchase Agreement to register the Securities or the Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, it being understood that no opinion is expressed as to any subsequent resale of any Security. Our opinion assumes that the offering and initial resale is made as contemplated in the Pricing Disclosure Package and the Final Offering Memorandum, dated September 17, 2009, issued in connection with the offer and sale of the Securities, and the accuracy of the representations and warranties of the Company, Holdings, the Subsidiary Guarantors and the Initial Purchasers in the Purchase Agreement and compliance by them with their agreements contained in the Purchase Agreement and the transfer procedures and restrictions set forth in the Pricing Disclosure Package, the Final Offering Memorandum and the Indenture.

10. Each of the Company, Holdings and the Subsidiary Guarantors is not, and after giving effect to the sale of the Securities, will not be an “investment company” that is required to be registered under the Investment Company Act, as amended (the “Investment Copany Act”). For purposes of this paragraph 10, the term “investment company” has the meanings ascribed to such term in the Investment Company Act.

Exhibit A-2

11. Insofar as the statements in the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Description of the Notes” purport to describe specific provisions of the Securities, the Guarantees, the Indenture or the Registration Rights Agreement, such statements present in all material respects an accurate summary of such provisions. To the extent that the statements in the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Material United States Federal Income Tax Considerations” purport to describe specific provisions of the Internal Revenue Code, such statements present in all material respects an accurate summary of such provisions.

In addition, such counsel shall also have furnished to the Initial Purchasers a written statement, addressed to the Initial Purchasers and dated the Closing Date, to the following effect:

We have participated in conferences with officers and other representatives of the Company and Holdings, representatives of the independent auditors of the Company and Holdings and your representatives and counsel at which the contents of the Pricing Disclosure Package and the Final Offering Memorandum and related matters were discussed. Because the purpose of our professional engagement was not to establish or confirm factual matters and because we did not independently undertake to verify the accuracy, completeness or fairness of the statements set forth in the Pricing Disclosure Package or the Final Offering Memorandum, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Pricing Disclosure Package or the Final Offering Memorandum, except to the extent such statements are addressed in paragraph 11 of our opinion letter to you dated as of even date herewith or insofar as such statements specifically relate to us. Our identification of information as constituting the Pricing Disclosure Package is for the limited purpose of making the statements set forth in this letter. We express no opinion or belief as to the conveyance of the Pricing Disclosure Package or the Final Offering Memorandum or the information contained therein to investors generally or to any particular investors at any particular time or in any particular manner.

On the basis of the foregoing, and except for the financial statements and schedules and other information of an accounting or financial nature included or incorporated by reference therein, as to which we express no opinion or belief, no facts have come to our attention that led us to believe that (i) the Pricing Disclosure Package, at the Applicable Time, included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the Final Offering Memorandum, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit A-3

EXHIBIT B

OPINION OF GENERAL COUNSEL FOR THE COMPANY AND HOLDINGS

The opinion of the General Counsel of the Company and Holdings, to be delivered pursuant to Section 5(d) of the Purchase Agreement shall be to the effect that:

1. Each Subsidiary Guarantor is a validly existing limited liability company in good standing under the laws of its state of formation and has the limited liability company power and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and the Final Memorandum. All of the membership interests in each Subsidiary Guarantor are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, except for liens with respect to obligations pursuant to the Credit Agreement (as defined in the Indenture) and any other liens, encumbrances, equities or claims as described in the Pricing Disclosure Package and the Final Memorandum.

2. The execution and delivery by the Company of, and the performance by the Company, of its obligations under, each Transaction Document to which it is a party and the Securities, and the execution and delivery by Holdings and each Subsidiary Guarantor of, and the performance by Holdings and each Subsidiary Guarantor of their respective obligations under, each Transaction Document to which it is a party will not contravene any provision of United States federal law, the Delaware General Corporation Law or the Delaware Limited Liability Company Act known by such counsel to be applicable to Holdings, the Company or either Subsidiary Guarantor or, to the best of such counsel’s knowledge, any agreement or other instrument binding upon the Company or Holdings or any of the subsidiaries of the Company that is material to Holdings, the Company and its subsidiaries, taken together as a whole, or, to the best of such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or Holdings or any of the subsidiaries of the Company, the contravention of which would have a material adverse effect on Holdings, the Company and its subsidiaries, taken together as a whole.

3. After due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or Holdings or any of the subsidiaries of the Company is a party or to which any of the properties of the Company or Holdings or any of the subsidiaries of the Company is subject, other than proceedings fairly summarized in all material respects in the Pricing Disclosure Package and the Final Memorandum (or incorporated therein by reference) and proceedings which such counsel believes are not likely to have a material adverse effect on Holdings, the Company and its subsidiaries, taken together as a whole, or on the power or ability of the Company or Holdings to perform their respective obligations under the Purchase Agreement or to consummate the transactions contemplated by the Pricing Disclosure Package and the Final Memorandum or on the power or ability of the Company, Holdings or the Subsidiary Guarantors to perform their obligations under the Transaction Documents.

Exhibit B-1